                                                                     EXHIBIT 1.2
                                                                     -----------



                                 COMDISCO, INC.
                            (A DELAWARE CORPORATION)

                             SENIOR DEBT SECURITIES

                                                            June 6, 1995

                                TERMS AGREEMENT
                                ---------------

To:  COMDISCO, INC.
     6111 North River Road
     Rosemont, Illinois  60018

     Re:  Underwriting Agreement dated June 6, 1995

                             SENIOR DEBT SECURITIES
                             ----------------------

Title of Senior Debt Securities:       6 1/2% Notes Due
                                       June 15, 2000

Principal amount to be issued:         $200,000,000

Current ratings:                       Moody's Investors Service, Inc.:   Baa2
                                       Standard & Poor's Ratings Group:   BBB
                                       Duff & Phelp Credit Rating Co.:    BBB+

Interest rate:                         6 1/2%

Interest Payment Dates:                December 15 and June 15 of each year,
                                       commencing December 15, 1995

Date of Maturity:                      June 15, 2000

Form and Denomination:                 Fully registered in denominations of
                                       $1,000 and integral multiples thereof.

Redemption provisions:                 None

Sinking Fund requirements:             None

Delayed Delivery Contracts:            Not authorized

Public offering price:              99.655%, plus accrued interest, if any, from
                                    June 15, 1995

Underwriting Discount:              .600%

Closing Date and location:          June 15, 1995 in offices of McBride Baker &
                                    Coles, 500 West Madison Street, 40th Floor,
                                    Chicago, Illinois 60661


Rating Agencies applicable          Moody's Investors Service, Inc.,
to Sections 4 and 9 of              Standard & Poor's Ratings Group
the Underwriting Agreement:         and Duff & Phelps Credit Rating Co.


Payment for the Securities shall be made to the Company in same day funds payable to the order of the Company against acknowledgment of satisfactory notation of the Underwriter's interest in the Global Note representing the Securities by the Underwriters.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.


                                                          Principal
Underwriter                                                 Amount
- -----------                                              ------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated       $ 40,000,000

Citicorp Securities, Inc.                                $ 40,000,000

Salomon Brothers Inc                                     $ 40,000,000

Smith Barney Inc.                                        $ 40,000,000

UBS Securities Inc.                                      $ 40,000,000
                                                         ------------


     TOTAL                                               $200,000,000
                                                         ============

               [SIGNATURE PAGE FOR JUNE 6, 1995 TERMS AGREEMENT]



                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED


                                       By: /s/ Robert Schmeideler
                                           ---------------------------------
                                       Its:     Authorized Signatory


                                       CITICORP SECURITIES, INC.


                                       By: /s/ Donald Donahue
                                           ---------------------------------
                                       Its:     Authorized Signatory


                                       SALOMON BROTHERS INC


                                       By: /s/ Anne Clarke Wolff
                                           ---------------------------------
                                       Its:     Authorized Signatory


                                       SMITH BARNEY INC.


                                       By: /s/ Robert Holloman
                                           ---------------------------------
                                       Its:     Authorized Signatory


                                       UBS SECURITIES INC.


                                       By: /s/ Richard M. Messina
                                           ---------------------------------
                                       Its:     Authorized Signatory



Accepted:

COMDISCO, INC.


By: /s/ Edward A. Pacewicz
    ---------------------------------------
Its:       Authorized Signatory